EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. § 1350

The certification set forth below is being submitted in connection with this quarterly report on Form 10-Q (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Louis R. Tomasetta, the Chief Executive Officer and Yatin Mody, the Chief Financial Officer of Vitesse Semiconductor Corporation, each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Vitesse Semiconductor Corporation.

Date: February 7, 2006

/s/ LOUIS R. TOMASETTA
Louis R. Tomasetta President and Chief Executive Officer (Principal Executive Officer)

/s/ YATIN MODY
Yatin Mody Vice President, Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)